United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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       (as permitted by Rule 14a-6(e)(2))

       | | Definitive Proxy Statement

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       |X| Soliciting Material Under Rule 14a-12


                        Marsh & McLennan Companies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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


Attached hereto is a letter to employees from Michael A. Petrullo, senior vice president and chief administrative officer of Marsh & McLennan Companies, Inc. ("MMC") relating to a proposal to be considered by stockholders of MMC at the 2005 Annual Meeting of Stockholders to be held on May 19, 2005 (the "2005 Annual Meeting"). The proposal concerns amendments to certain employee stock benefit plans that would permit MMC to make an offer to its employee optionholders (other than it's most senior executive officers) to tender certain outstanding stock options in exchange for stock options to purchase a lesser number of shares of MMC common stock.


MMC has not commenced the exchange offer referred to in this communication. When the exchange offer is commenced, MMC will provide eligible optionholders with written materials explaining the terms and conditions and timing of the exchange offer. The tender offer materials and the proxy statement for the 2005 Annual Meeting will contain important information for optionholders and stockholders, respectively, and should be read carefully by them prior to tendering or voting. The proxy statement has been filed by MMC with the Securities and Exchange Commission. The tender offer materials will be filed by MMC with the Securities and Exchange Commission. These written materials and other documents may be obtained free of charge from the Securities and Exchange Commission's website at www.sec.gov.

MMC stockholders may obtain a written copy of the proxy statement and eligible MMC optionholders may obtain free of charge a written copy of the tender offer statement, when available, by contacting MMC Corporate Development at (212) 345-5475.



Attachment:

(1) Letter to Employees from Michael A. Petrullo, senior vice president and chief administrative officer of MMC.

                                                                  Attachment (1)



                                                Michael A. Petrullo
[GRAPHIC OMITTED]

                                                Marsh & McLennan Companies, Inc.
                                                1166 Avenue of the Americas
                                                New York, New York 10036
                                                212 345 1436  Fax  212 345 1978
                                                Michael.Petrullo@MMC.com
                                                www.mmc.com




April 13, 2005



To All MMC Optionholders:


On March 1, 2005, MMC announced its proposal to offer a stock option exchange program for certain outstanding options held by active employees. The proposal is described in detail in the 2005 MMC Proxy Statement. In short, options that are 25% or more "underwater" will be eligible for exchange. Pending shareholder approval at the 2005 Annual Meeting, which is being held on May 19, we anticipate communicating the specifics of the offer to those active employees holding eligible options within a few days of the meeting. Holders of eligible options will receive specific information on the exchange process, the exchange timeframe, the tax implications of the exchange, the options eligible for the exchange and the exchange ratios. If your options do not qualify for the exchange, you will not receive this information. In any case, no action is required on your part at this time.

The intent of the proposed exchange is to ensure that outstanding stock options serve as motivation and retention tools to employees whom the Company and its shareholders rely upon to move the Company forward. We believe a stock option exchange program to replace eligible options on a value-for-value basis is in the interests of optionholders, shareholders and our Company.

To recap, some key points about the stock option exchange proposal are as follows:

       o MMC's most senior executive officers are excluded from the exchange program.
       o Only stock options underwater by 25% or more would be eligible for the exchange program. (For example, options with an exercise price of $46.14 will be eligible for exchange if the market price of MMC stock is $34.605 or less at the selected date.)
       o Exchange ratios would be set with the intention that optionholders receive new stock options that have a value that is equal to 90% of the value of the exchanged stock options.
       o The exercise price of new options will be equal to the fair market value of MMC common stock at the time of the exchange.

[GRAPHIC OMITTED]

Page 2
April 13, 2005




Thank you for your continuing contributions to our Company's success.

Michael A. Petrullo
Senior Vice President & Chief Administrative Officer
Marsh & McLennan Companies, Inc.


MMC has not commenced the exchange offer referred to in this communication. When the exchange offer is commenced, MMC will provide eligible optionholders with written materials explaining the terms and conditions and timing of the exchange offer. The tender offer materials and the proxy statement for the 2005 Annual Meeting will contain important information for optionholders and stockholders, respectively, and should be read carefully by them prior to tendering or voting. The proxy statement has been filed by MMC with the Securities and Exchange Commission. The tender offer materials will be filed by MMC with the Securities and Exchange Commission. These written materials and other documents may be obtained free of charge from the Securities and Exchange Commission's website at www.sec.gov.

MMC stockholders may obtain a written copy of the proxy statement and eligible MMC optionholders may obtain free of charge a written copy of the tender offer statement, when available, by contacting MMC Corporate Development at (212) 345-5475.